EXHIBIT 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Tootie Pie Company, Inc., a Nevada corporation (the “Company”), does hereby certify, to such officer's knowledge, that:

The annual report on Form 10-K for the year ended March 31, 2008 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 30, 2008
	By:	/s/ Don L. Merrill, Jr.
Don L. Merrill, Jr.
President and Chief Executive Officer

Date: June 30, 2008
	By:	/s/ David Patterson
David Patterson
Chief Financial Officer, Principal Accounting Officer